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                                                                    EXHIBIT 10.6

                                    TAX SHARING AGREEMENT


         Agreement effective as of the first day of the consolidated return year beginning January 1, 1999, by and between Transition Leasing Management, Inc. ("Parent"), a Texas corporation, Transition Auto Finance, Inc., a Texas corporation, ("TAFI") and Transition Auto Finance II, Inc., a Texas corporation ("TAFI-II") and Transition Auto Finance III, Inc., a Texas corporation, ("TAFI-III").

                               W I T N E S S E T H

         WHEREAS, each of TAFI, TAFI-II and TAFI-III are subsidiaries of Parent and the parties hereto (hereinafter sometimes referred to singularly as a "Member" and collectively as "Members") are part of an affiliated group ("Affiliated Group") as defined by the Internal Revenue Code of 1986, as amended ("Code"), Section 1504(a); and

         WHEREAS, such Affiliated Group filed a consolidated federal income tax return in accordance with Section 1501 of the Code for tax years ending prior to July 1, 1994, and is required to file consolidated income tax returns for years subsequent thereto; and

         WHEREAS, it is the intent and desire of the parties hereto that a method be established for allocating the consolidated "federal income tax liability" (as determined under Regulations Section 1.1502-2) of the Affiliated Group among its Members (as required by Section 1552(a) of the Code) and the manner in which such liability shall be paid;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

         1. A U.S. consolidated federal income tax return shall be filed by Parent for each taxable year in respect of which this Agreement is in effect and for which the Affiliated Group is required or permitted to file a consolidated federal income tax return. Parent and each subsidiary shall execute and file such consents, elections, and other documents that may be required or appropriate for the proper filing of such returns.

         2. The Affiliated Group acknowledges that the consolidated federal income tax liability of such Affiliated Group shall be apportioned among the Members in accordance with the method set forth in Section 1552(a)(1) of the Code.

         3. In order to compensate Members of the Affiliated Group for the use of net operating losses or tax credits in arriving at the consolidated federal income tax liability of the Affiliated Group, the Members of the Affiliated Group agree to determine and allocate the tax liability of the Affiliated Group among themselves in the following manner:

                  Step 1. The consolidated federal income tax liability of the Affiliated Group, as determined under Regulations Section 1.1502-2 shall be allocated to the Members in accordance with Regulations
         Section 1.1552-1 (a)( I);


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                  Step 2. An additional amount shall be allocated to each Member equal to 100 percent of the excess, if any, of (1) the "separate return tax liability" (as defined below) of such Member for the taxable year, over (2) the tax liability of such Member in accordance with Step 1 of paragraph 3 of this Agreement. For purposes of the preceding sentence, the "separate return tax liability" of each Member for the taxable year shall be determined as if such Member were filing a separate tax return under the Code, with the modifications set forth in Regulation Section l.1552-1(a)(2)(ii). If the computation of a Member's separate return tax liability as provided herein does not result in a positive amount such Member's separate return tax liability shall be deemed to be zero.

                  Step 3. The total of any additional amounts allocated to Members pursuant to Step 2 of paragraph 3 of this Agreement shall be paid strictly as provided in paragraph 6, and subject to the principles of paragraph 4, of this Agreement by such Members to those other Members which had items of income, deductions, net operating losses, or tax credits to which such total is attributable pursuant to a consistent method which reasonably reflects such items of income, deductions, net operating losses, or tax credits (such consistency and reasonableness to be determined by the party charged with the administration of this Agreement in accordance with paragraph 5 of this Agreement). However, for this purpose, the amounts paid to Members will generally be deemed consistent and reasonable if paid on a basis equal to highest marginal corporate tax rate in effect with respect to net operating losses utilized and 100 percent of tax credits utilized (unless, due to special circumstances, this would be inequitable) and which is substantiated by specific records maintained by the Affiliated Group for such purposes.

          Under the principles of Revenue Ruling 66-374, 1966-2 C.B. 427, the "net operating loss" of a Member is the deduction which such Member would have had available if it actually filed a separate return for the year and thus would not include any portion of a Member's net operating loss sustained in a prior or subsequent year which had been absorbed by the Affiliated Group or by the Member in computing actual liabilities for prior or subsequent years. Notwithstanding the preceding sentence, no benefit under Step 3 of paragraph 3 of this Agreement shall be granted a Member unless the net operating loss is availed in reducing the consolidated federal income tax liability. The rules stated in the previous sentences regarding carryover net operating losses will also apply in the computation of other carryover items such as investment tax credits, foreign tax credits, and charitable contributions deductions.

          4. Regarding the application of the allocation method in paragraph 3 of this Agreement, the following principles will govern:

                   (a) Allocation of the consolidated federal income tax liability for the Affiliated Group under Step 1 of paragraph 3 of this Agreement, shall (in accordance with Regulations Section 1.1552-1
          (b)(2)) in the amount allocated to each Member (i) decrease the earnings and profits of such Member and (ii) be treated as a liability of such Member for such amount. The Members agree that any liability created hereby shall not be satisfied by an actual payment between Members but rather that the amount shall be treated as paid through


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          a distribution with respect to stock, a contribution of capital, or combination thereof, as the case may be, following the principles of Regulation Section 1.1552-l(b)(2).

               (b) Allocations under Step 2 and Step 3 (but not Step 1) to individual Members of the Affiliated Group will create liabilities and receivables among such Members under the principles of Regulations Section 1.1552-1(b)(2). The Members agree that any liability created hereby shall not be satisfied by an actual payment between Members but rather that the amount shall be treated as paid through a distribution with respect to stock, a contribution of capital, or combination thereof, as the case may be, following the principles of Regulation Section 1.1552-1 (b)(2).

          5. The provisions of this Agreement shall be administered by Parent.

          6. Parent shall prepare and file, or cause to be prepared and filed, all consolidated federal income tax returns, and estimated tax returns and all state, local consolidated combined or unitary income tax returns and estimated tax returns thereof, Parent shall pay all taxes due with respect to such returns and shall indemnify and hold harmless each Subsidiary against all liability in respect thereof, For purposes of state, and local consolidated, combined and unitary income taxes, principles analogous to those in paragraph 3 of this Agreement shall be used to determine the liability therefor and payments to be made.

          7. If the consolidated federal income tax liability is adjusted for any taxable period, whether by means of an amended return, claim for refund, or after-tax audit by the Internal Revenue Service, the liability of each Member shall be recomputed under paragraphs 2 and 3 of this Agreement to give effect to such adjustments. In the case of a refund, the Parent shall be entitled to retain any such refund, subject only to its obligation under paragraph 6.

          8. This Agreement shall apply to the taxable year specified in the preamble of this Agreement, and all subsequent taxable years no earlier than the repayment of indebtedness represented by up to $10,000,000 of TAFI-II's 11% Secured Notes, up to $20,000,000 of TAFI-III's 11% Secured Notes and any subsequent financing programs. Notwithstanding such termination, this Agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to termination.

          9. This Agreement constitutes the entire agreement of the Members concerning the subject matter hereof and supersedes all other agreements, whether or not written, This Agreement shall not be amended unless the Members agree in writing thereto and in no event shall any amendment hereto be made until the indebtedness represented by the Floating Rate Secured Notes or any subsequent financing programs has been fully paid.

          10. All material including, but not limited to, returns, supporting schedules, work papers, correspondence, and other documents relating to the consolidated federal income tax returns filed for a taxable year during which this Agreement was in effect shall be made available to any Member to the Agreement during regular business hours for a minimum period equal to applicable federal record retention requirements,



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          11. All determinations required hereunder shall be made by the independent accounting firm regularly employed by Parent at the time of such determination. Such determination shall be binding and conclusive upon the parties hereto for the purposes hereof.

          12. Any Member corporation which leaves the consolidated group shall be bound by this Agreement with respect to periods during which it was a member of the consolidated group.

          13. The Members hereto specifically recognize that from time to time other companies may become Members of the Affiliated Group and hereby agree that such new Members may become parties to this Agreement by executing the master copy of this Agreement which shall be maintained at Parent's headquarters. It will not be necessary for all the other Members to resign the Agreement but the new Member may simply sign the existing Agreement and it will be effective as if the old Members had resigned.

          14. Any alteration, modification, addition, deletion, or other change in the consolidated income tax return provisions of the Code or the regulations thereunder shall automatically be applicable to this Agreement mutatis mutandis.

          15. Failure of one or more parties hereto to qualify by meeting the definition of Member of the "Affiliated Group" shall not operate to terminate this Agreement with respect to the other parties as long as two or more parties hereto continue so to qualify.

          16. This Agreement shall bind and inure to the respective successors and assigns of the parties hereto; but no assignment shall relieve any party of its obligations hereunder.

          17. This Agreement shall be governed by the laws of the State of Texas.


          IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed and executed by their respective authorized officers on the dates indicated, effective as of the date first written above.


Date:                                       TRANSITION LEASING MANAGEMENT,  INC.
      ---------------------------           a Texas corporation


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                   -----------------------------



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Date:                                       TRANSITION AUTO FINANCE, INC.
      -----------------------               a Texas corporation


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                   -----------------------------




Date:                                       TRANSITION AUTO FINANCE II, INC.
      -----------------------               a Texas corporation


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                   -----------------------------



Date:                                       TRANSITION AUTO FINANCE II, INC.
      -----------------------               a Texas corporation


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                   -----------------------------


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